UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2005

BROADVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000- 28252	94-3184303
(Commission File No.)	(IRS Employer Identification No.)

585 Broadway
Redwood City, CA 94063

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 261-5100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On April 20, 2005, BroadVision, Inc. (the “Company”) reported its fiscal first quarter results for the period ended March 31, 2005.  A copy of the press release issued by the Company on April 20, 2005 concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Additional Information and Where to Find It:

In connection with the Company’s solicitation of stockholder approval for the ability to make payments on its outstanding convertible notes with shares of its common stock, the Company has filed a preliminary proxy statement and intends to file a definitive proxy statement with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE REPAYMENT OF THE NOTES. The preliminary proxy statement and, when available, definitive proxy statement may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the definitive proxy statement by directing a written request to Corporate Secretary, BroadVision, Inc., 585 Broadway, Redwood City, California 94063 or by contacting Investor Relations at (650) 261-5100.

The Company and its directors may be deemed to be participants in the solicitation of proxies in respect of the proposal to permit payments on the notes to be made with shares of common stock. Information about the directors of the Company and their ownership of Company common stock is set forth in the Company’s preliminary proxy statement for its 2005 annual meeting of stockholders filed with the SEC on April 7, 2005.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description
99.1	Press Release of BroadVision dated April 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADVISION, INC.

Dated: April 20, 2005	By:	/s/ William E. Meyer
William E. Meyer
Executive Vice President,
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of BroadVision dated April 20, 2005.